UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 4, 2007

VIRAGEN INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-17827	11-2788282
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

865 SW 78 Avenue, Suite 100, Plantation, FL	33324
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 954-233-8377 not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

On September 4, 2007, Viragen, Inc., our parent company, converted $25,000,000 of intercompany indebtedness owed by us into 31,250,000 shares of our common stock. As a result of the conversion, Viragen, Inc. now owns 32,745,458 shares, or approximately 98.7% of our issued and outstanding common stock. The shares were issued without registration pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933, as amended, and the rules and regulations thereunder. No commissions or similar compensation was paid in connection with the issuance of these shares.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Item 8.01	Other Events

We have filed a Certificate of Amendment to our Certificate of Incorporation which effects a one for 40 (1:40) reverse stock split of our outstanding common stock. The amendment to our Certificate of Incorporation and the reverse split will become effective at the close of business on September 4, 2007. The amendment to our Certificate of Incorporation and the reverse split were approved by our Board of Directors and the holder of a majority of our outstanding voting securities, as described in our definitive Information Statement on Schedule 14C filed with the Securities and Exchange Commission on August 12, 2007. A copy of the Certificate of Amendment to our Certificate of Incorporation is filed as an exhibit to this report.

Effective with the reverse stock split our trading symbol on the OTC Bulletin Board changed to “VRGE” and the new CUSIP number for our common stock is 927637306. Any fractional shares which might result from the reverse split will be rounded up to the nearest whole share. There will be a mandatory exchange of certificates following the effective date of the reverse stock split. Stockholders will not be charged for the issuance of a new stock certificate reflecting the post-split shares and new CUSIP number.

As soon as practicable, we will send a letter of transmittal to each holder of record of pre-split shares outstanding on the effective date of the reverse stock split which will contain instructions for the surrender of certificates representing the pre-split shares. Upon proper completion and execution of the letter of transmittal and return thereof, together with certificates representing pre-split shares, a stockholder will be entitled to receive a new certificate representing the number of post-split shares resulting from the reverse stock split. Stockholders should not submit any certificates until requested to do so. No new certificate will be issued to a stockholder until such stockholder has surrendered his or her outstanding certificates together with the properly completed and executed letter of transmittal. Beginning on September 5, 2007, each outstanding certificate representing pre-split shares will be deemed for all corporate purposes after the effective date of the reverse stock split to evidence ownership of post-split shares in the appropriately reduced number.

On September 4, 2007 we issued a press release announcing the reverse stock split. A copy of that press release is furnished as Exhibit 99.1 to this report.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.11	Certificate of Amendment to the Certificate of Incorporation

99.1	Press release dated September 4, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRAGEN INTERNATIONAL, INC.

Date: September 5, 2007	By:	/s/ Dennis W. Healey
Dennis W. Healey, Executive Vice President

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Exhibit Index

Exhibit Number	Description

3.11	Certificate of Amendment to the Certificate of Incorporation

99.1	Press release dated September 4, 2007